UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2006
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16765	33-0387846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago IL		60606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On February 9, 2006, we furnished to the Securities and Exchange Commission information with respect to our results of operations and financial condition for the quarter ended December 31, 2005 and year ended December 31, 2005 pursuant to a Form 8-K. In the course of completing our financial statements for inclusion in our Annual Report on Form 10-K for the year ended December 31, 2005, we identified two changes to the results of operations and financial condition that were previously announced publicly for these completed periods. These changes will be reflected in our Annual Report on Form 10-K, which we expect to file on or about March 14, 2006. The following sets forth a brief summary of these changes.
Impact of FIN No. 47
     In March 2005, the Financial Accounting Standards Board issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations – an Interpretation of FASB Statement No. 143” (“FIN No. 47”). FIN No. 47 clarifies that the term “conditional asset retirement obligation” as used in Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” refers to a legal obligation to perform an asset retirement activity, or an obligation to perform removal, restoration or similar activities relating to tangible long-lived assets prior to the retirement of such assets, in which the timing and/or method of settlement are conditional upon future events that may or may not be within an entity’s control. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. In addition, the fair value of the liability should be recognized when incurred. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN No. 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN No. 47 is effective for fiscal years ending after December 15, 2005.
     Certain of our office properties that we currently own contain asbestos. Although we believe that the asbestos is appropriately contained in accordance with current environmental regulations, our practice has been to remediate the asbestos upon the renovation or redevelopment of the affected properties. In accordance with FIN No. 47, we have determined that these properties meet the criteria for recording an asset retirement obligation. As a result, we have recorded an aggregate amount of approximately $8.7 million, a substantial portion of which relates to our asset retirement obligations for such asbestos-containing properties, under the line item “Other Accrued Liabilities” on our consolidated balance sheet at December 31, 2005. The cumulative effect of adopting FIN No. 47 has been recorded as “Cumulative Effect of a Change in Accounting Principle” on our consolidated statement of operations for the year ended December 31, 2005.
     Since our previously released results of operations and financial condition for the quarter and year ended December 31, 2005 did not reflect the effect of adopting FIN No. 47, the adoption of FIN 47 decreased our previously announced net income available to common stockholders for the quarter and year ended December 31, 2005 by approximately $4.9 million, or $0.03 per diluted share of our common stock for the quarter and year ended December 31, 2005 based on 159,191,349 and 157,877,915 weighted average diluted shares of our common stock outstanding, respectively.
     The financial statements included in our Annual Report on Form 10-K will reflect the effect of adopting FIN No. 47.
Restatement of Accumulated Deficit
     During the preparation of our results of operations and financial condition for the quarter and year ended December 31, 2005, we wrote off an asset of approximately $5.8 million relating to an investment in an unconsolidated real estate joint venture from the year ended December 31, 2001. Subsequently, during the course of preparing our Annual Report on Form 10-K, we determined that such asset should have been written off and charged to expense in our income statement for the year ended December 31, 2001 rather than being written off during the quarter ended December 31, 2005. Accordingly, we have restated the balance of accumulated deficit at December 31, 2002 to reflect the write off of such asset. This adjustment increased our previously released net income available to common stockholders for the quarter and year ended December 31, 2005 by approximately $5.8 million, or $0.04 per diluted share of our common stock for the quarter and year ended December 31, 2005, based on 159,191,349 and 157,877,915 weighted average diluted shares of our common stock outstanding, respectively.
     The cumulative effect of the adoption of FIN No. 47 and the restatement of accumulated deficit described above increased our previously released net income available to common stockholders for the quarter and year ended December 31, 2005 by approximately $0.9 million, or less than $0.01 per diluted share of our common stock. The foregoing changes had no impact on our previously announced funds from operations for the quarter and year ended December 31, 2005.
     An Updated Supplemental Operating and Financial Data for the Year and Quarter ended December 31, 2005 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Updated Supplemental Operating and Financial Data reflects the effect of adopting FIN No. 47 and the restatement of accumulated deficit described above and includes financial information that was not included in Exhibit 99.2 to our original Form 8-K that was furnished on February 9, 2006.
     The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
          The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.
Date: March 14, 2006	By:	/s/ Timothy H. Callahan
Timothy H. Callahan President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Updated Supplemental Operating and Financial Data for the Year and Quarter ended December 31, 2005